Exhibit 10.11
AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
     AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of November 22, 2002 by and among ALLIANCE CAPITAL PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), and the persons listed on Schedule 1 to this Agreement (the “Investors”).
RECITALS:
     WHEREAS, simultaneously with the execution and delivery of this Agreement, the Partnership and certain of the Investors are entering into a Securities Purchase Agreement dated as of the date hereof (the “2002 Purchase Agreement”) pursuant to which the Investors will purchase common units of limited partnership interest in the Partnership (“Units”); and
     WHEREAS, in connection with the previous purchase of Units pursuant to the Securities Purchase Agreement dated as of October 27, 2000 among the Partnership and certain of the Investors (the “2000 Purchase Agreement”), the parties thereto entered into that Registration Rights Agreement, dated as of October 27, 2000 (the “2000 Registration Agreement”); and
     WHEREAS, the parties hereto desire to amend and restate the 2000 Registration Agreement in connection with the 2002 Purchase Agreement to reflect the relative rights and obligations of the Investors; and
     WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the 2002 Purchase Agreement.
     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties as set forth herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
     “Board of Directors” shall mean the board of directors of the General Partner or any other body charged with comparable responsibilities on behalf of the Partnership.
     “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and shall include any successor federal statute.

     “General Partner” shall mean Alliance Capital Partners, Inc. or such other general partner of the Partnership as may be designated from time to time.
     “Holder” shall mean any holder of outstanding Registrable Securities, including, without limitation, any transferee in accordance with Section 10.
     “Initial Public Offering” shall mean the Partnership’s first firm commitment underwritten public offering of Units, pursuant to a registration statement filed with and declared effective by the Commission.
     “Initiating Holders” shall mean the holders of a majority-in-interest of the aggregate Units purchased by the Investors pursuant to the 2000 Purchase Agreement and the 2002 Purchase Agreement.
     “Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
     “Registered Securities” shall mean Registrable Securities which have been registered under the Securities Act pursuant to a registration statement filed with and declared effective by the Commission.
     “Registrable Securities” shall mean Units now owned or hereafter acquired by the Investors, including, without limitation, Units issued by way of stock split or stock dividend or any other securities issued in exchange for Units in connection with a merger, recapitalization or other reorganization. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise, in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (i) they have been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them, (ii) they have ceased to be Restricted Securities pursuant to Rule 144(k) (or any successor provision), (iii) they are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iv) they are otherwise freely transferable without restriction under the Securities Act, and the Holders thereof have received an opinion of their legal counsel to such effect.
     “Registration Expenses” shall mean all expenses incurred by the Partnership in compliance with Sections 2, 3 and 5 hereof, including, without limitation, all registration, filing and National Association of Securities Dealers fees, all fees and expenses of complying with federal securities or state blue sky or securities laws, all word processing, duplicating and printing expenses, messenger, tele-communications, mailing and delivery expenses, the fees and disbursements of counsel for the Partnership and of its independent public accountants, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, the reasonable fees and disbursements incurred by the holders of Registrable Securities to be registered (including the reasonable fees and disbursements of one law firm retained by such Holders in accordance with Sections 2 or 3 hereof), and any expenses incurred in connection with any road show and any other fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding Selling Expenses, if any.
     “Rule 144” shall mean Rule 144 promulgated under the Securities Act, or any successor rule then in force.
     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder, and shall include any successor federal statute.
     “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.
     Section 2. Requested Registration.
          (a) Request for Registration. Subject to Section 11 (a), if, at any time after the earlier of: (i) October 27, 2005 or (ii) the date of closing of the Initial Public Offering, the Partnership shall receive from Initiating Holders a written request that the Partnership effect any registration with respect to all or part of the Registrable Securities, the Partnership will:
          (1) promptly give written notice of the proposed registration to all other Holders; and
          (2) as soon as practicable, use its commercially reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within twenty-five (25) days after receipt of such written notice from the Partnership pursuant to Sections 2 or 3 hereof; provided, however, that the Partnership shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2:
          (A) After the Partnership has effected three such Registrations pursuant to this Section 2 upon the request of the Initiating Holders, and all such registrations have been declared or ordered effective and maintained effective for at least 270 days (or less if all the Registrable Securities included therein are sooner sold); or
          (B) If common units of the Partnership have not been sold to the public pursuant to a registration statement filed with and declared effective by the Commission under the Securities Act, and within thirty (30) days after receipt of a request pursuant to this Section 2, the Partnership informs the Initiating Holders that in lieu of registering the Registrable Securities of the Holders, the Partnership intends to register and sell securities for its own account (within four (4) months of receipt of such request pursuant to this Section 2) and the Partnership gives the Holders the notice required by Section 3(a)(1) of this Agreement.
     Subject to the foregoing clauses (A) and (B), the Partnership shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders, but in no event later than 90 days thereafter, and shall use all commercially reasonable efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing. For purposes of a registration under this Section 2, a majority-in-interest of the Initiating Holders shall have the right to select the counsel for all of the selling Holders.
     Notwithstanding the foregoing, (i) the Partnership may, prior to the filing of any registration statement requested pursuant to this Section 2, delay the filing of such registration statement for a reasonable period of time (not to exceed 180 days after the request for filing a registration statement) if within five days of a resolution of the Board of Directors determining to delay such filing, the Partnership provides the Initiating Holders with a certificate signed by the Chairman of the Board of Directors stating that, in the good faith judgment of the Board of Directors, such registration is not then in the best interests of the Partnership; provided that the Partnership may only defer one registration statement pursuant to this clause (i), and (ii) the Partnership may, prior to the filing of any registration statement requested pursuant to this Section 2, delay the filing of such registration statement for a reasonable period of time (not to exceed 120 days after the request for filing a registration statement) if within five days of a resolution of the Board of Directors determining to delay such filing, the Partnership provides the Initiating Holders with a certificate signed by the Chairman of the Board of Directors stating that, in the good faith judgment of the Board of Directors, the filing of the registration statement would require disclosure of information not otherwise then required to be disclosed and that such disclosure would adversely affect any material business opportunity, transaction or negotiation then contemplated by the Partnership; provided that the Partnership may defer the filing of a registration statement under this clause (ii) only once in any 12-month period. The Partnership shall give prompt notice to the Initiating Holders of the end of any delay period under this subsection.
     The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2(b) below, include securities (other than Registrable

Securities) of the Partnership which are held by partners of the Partnership other than the Investors (the “Other Partners”) or securities of the Partnership for its own account.
          (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Partnership as a part of their request made pursuant to Section 2 and the Partnership shall include such information in the written notice referred to in Section 2(a)(1) above. A majority-in-interest of the Initiating Holders shall have the right to select the lead investment banker and manager, and any co-managers (all of which shall be nationally recognized firms), to administer the offering, subject to the Partnership’s approval which will not be unreasonably withheld or delayed. The right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority-in-interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein.
     If Holders or Other Partners shall request inclusion in any registration to be effected pursuant to this Section 2, the Initiating Holders shall offer to include the securities of such Holders and Other Partners in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement. The Partnership shall (together with all Holders and Other Partners proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities being sold for the account of the Partnership and the securities of the Partnership (other than Registrable Securities) held by the Other Partners shall be excluded from such registration to the extent so required by such limitation, and if a further limitation of the number of shares is required, the Initiating Holders shall so advise all Holders of Registrable Securities requesting registration pursuant to this Section 2, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all such Holders (including the Initiating Holders) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which they had requested to be included in such registration. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any Holder or Other Partner who has requested inclusion in such registration disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Partnership, the managing underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from such registration unless otherwise agreed in accordance with the last sentence of the first paragraph of this Section 2(b).

     Section 3. Piggyback Registration.
          (a) If the Partnership proposes or is required to register any of its securities either for its own account or the account of a security holder or holders, other than a registration on Forms S-4 or S-8 or any successor forms thereto or any form which does not permit secondary sales, the Partnership will:
          (1) Promptly give to each Holder written notice thereof; and
          (2) include in such registration, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Holder within fifteen (15) days after receipt of the written notice from the Partnership described in clause (1) above, except as set forth in Section 3(b) below. Such written request may specify all or a part of a Holder’s Registrable Securities.
     For purposes of any registration pursuant to this Section 3, the holders of a majority-in-interest of the securities to be registered shall choose the counsel for all of the selling holders.
          (b) Underwriting. If the registration of which the Partnership gives notice is for a registered public offering involving an underwriting, the Partnership shall so advise the Holders as a part of the written notice given pursuant to Section 3(a)(1). All Holders proposing to distribute their securities through such underwriting shall (together with the Partnership and the Other Partners distributing their securities through such underwriting) enter into an underwriting agreement mutually agreeable to the underwriter or underwriters selected by the Partnership and each selling Holder, it being understood that the Partnership shall have no liability to any selling Holder which cannot reach agreeable terms with the underwriter(s) and the sole remedy available to any selling Holder which does not agree with the terms of the underwriting agreement is to not participate in such underwriting. Notwithstanding any other provision of this Section 3, if the managing underwriter advises the Partnership that marketing factors require a limitation on the number of shares to be underwritten, the Partnership shall so advise all holders of securities requesting registration, and the number of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: (i) if securities are being registered pursuant to demand registration rights, then first to the securities held by the security holder exercising such demand registration rights and second to the securities of the Partnership and the Other Partners and all Holders requesting inclusion in the registration pursuant to this Section 3 (pro rata based upon the number of securities requested to be included in such registration by the Partnership and each such Holder or Other Partner), and (ii) if securities of the Partnership are being registered for the Partnership’s own account (and no demand registration rights have been exercised), then first to the Partnership and second to the securities of the Other Partners and all Holders requesting inclusion in the registration pursuant to this Section 3 (pro rata based upon the number of securities requested to be included in such registration by each such Holder or Other Partner). If any Holder of Registrable Securities or Other Partner disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Partnership and the managing underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Any registration of Registrable Securities effected pursuant to this Section 3 shall not constitute a demand registration under Section 2(a)(2)(A) hereof.
     Section 4. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Partnership, and all Selling Expenses with respect to Registrable Securities included in such registration shall be borne by the Holders of the Registrable Securities so registered; provided, however, that the Partnership shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by the Initiating Holders (other than as a result of a material adverse change in the Partnership’s business, operations, financial condition, operating results or prospects), the registration statement does not become effective, in which case the Initiating Holders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and provided, further, that such registration shall not be counted as a registration pursuant to Section 2(a)(2)(A). Notwithstanding the proviso in the preceding sentence, the Initiating Holders may elect to have such withdrawn registration count as a registration pursuant to Section 2(a)(2)(A), in which event the Partnership shall bear all Registration Expenses relating to such withdrawn registration.
     Section 5. Registration Procedures. In the case of each registration effected by the Partnership pursuant to this Agreement, the Partnership will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. Whenever Holders have requested that any Registrable Securities be registered pursuant to this Agreement, the Partnership will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Partnership will at its expense and as expeditiously as practicable:
          (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities within 90 days of a request for registration under Section 2 and use its commercially reasonable efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference after the initial filing of any registration statement, the Partnership shall furnish to the Holders of the Registrable Securities covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and underwriters; provided that in connection with a registration request pursuant to Section 2, the Partnership shall not file any registration statement or prospectus, or any amendments or supplements thereto, if the Holder’s counsel or the managing underwriter shall reasonably object, in writing, on a timely basis;

          (b) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective for a period of 270 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that the Partnership, in good faith, may delay the filing of any amendment or supplement to the registration statement for a reasonable period of time, not to exceed 120 days, in order to permit the Partnership (A) to effect disclosure or disposition or consummation of any transaction requiring confidential treatment which is being actively pursued at such time and which would require disclosure in the registration statement or (B) to negotiate, effect or complete any transaction which the Partnership reasonably believes might be jeopardized, delayed or made more costly to the Partnership by disclosure in the registration statement; and provided further, however, that such 270 day period shall be extended by the number of days during the period from and including the date of the giving of notice pursuant to Section 5(e) hereof to and including the date when each Holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(e) hereof;
          (c) Cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to such prospectus;
          (d) Furnish without charge copies of the registration statement, each amendment and supplement thereto (in each case including exhibits and documents incorporated by reference), the prospectus included in the registration statement (including each preliminary prospectus) and any amendments and supplements to the prospectus and all other documents incident thereto, including any amendment of or supplement to the prospectus as a Holder from time to time may reasonably request;
          (e) Notify each seller of Registered Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (f) Notify each seller of Registrable Securities covered by such registration statement promptly (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective under the Securities Act and each applicable state law, (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Partnership of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) if at any time the representations and warranties contemplated by any underwriting agreement, securities sales agreement, or other similar agreement relating to the offering shall cease to be true and correct in all material respects and (vi) of the Partnership’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;
          (g) Use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;
          (h) Cause all such Registered Securities to be listed on each securities exchange on which similar securities issued by the Partnership are then listed or, if not then listed, cause such Registered Securities to be included on an exchange or national automated quotation system which the Board of Directors designates in its good faith judgment;
          (i) Provide a transfer agent and registrar for all Registered Securities and a CUSIP number for all such Registered Securities, in each case not later than the effective date of such registration;
          (j) Make available for inspection during regular business hours by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Partnership (collectively the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Partnership’s officers, directors, employees and independent accountants to supply all information reasonably requested by such seller, underwriter, attorney or accountant in connection with such registration statement. Records which the Partnership determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (A) counsel for the selling Holders advises that the disclosure of such Records is reasonably necessary to avoid or correct any misstatement or omission in the registration statement, (B) the release of such

Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (C) the disclosure of such Records is required by any governmental regulatory body with jurisdiction over any seller of Registrable Securities. Such seller, as soon as reasonably practicable after learning that disclosure of such Records is sought in a court of competent jurisdiction, shall notify the Partnership and allow the Partnership, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;
          (k) Cooperate with the sellers of Registered Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing the Registered Securities to be sold, without any restrictive legends, in such denominations and registered in such names as the managing underwriter(s) may request at least two business days prior to any sale thereof to the underwriters, if applicable;
          (I) In the case of an underwritten public offering, obtain from its independent public accountants “comfort” letters, dated the effective date of the registration statement and the date of the closing of the sale of the Registered Securities, and addressed to the Partnership and the selling Holders, in form and substance as are customarily issued in connection with underwritten public offerings and otherwise reasonably satisfactory to the Partnership and, if the registration is pursuant to Section 2, a majority-in-interest of the Initiating Holders;
          (m) Obtain from its counsel an opinion, addressed to the selling Holders, with respect to the offering in form and substance reasonably satisfactory to (i) a majority-in-interest of the Initiating Holders, if the registration is pursuant to Section 2, or (ii) a majority-in-interest of the selling holders in all other cases;
          (n) Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;
          (o) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2 hereof, the Partnership will enter into customary agreements (including underwriting agreements) reasonably necessary to effect the offer and sale of Registrable Securities, provided such agreements contain customary underwriting, indemnification and contribution provisions, which indemnification and contribution provisions shall be in all material respects similar to the provisions of Section 7 hereof; provided, however, that no Holder will be liable for indemnification or contribution in excess of the net proceeds such Holder received in the offering;
          (p) Use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Partnership will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);
          (q) Use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;
          (r) Cooperate and assist in any filing required to be made with the NASD and in the performance of any due diligence investigation by any underwriter, including any “qualified independent underwriter,” or any selling Holder;
          (s) Cooperate fully with the marketing and sale of securities in accordance with this Agreement including, without limitation, providing marketing support and causing the appropriate member(s) of management to participate in “road show” presentations and attend meetings with underwriters as requested by the Holders or the underwriters; and
          If any such registration statement or comparable statement under “blue sky” laws refers to any selling Holder by name or otherwise as the selling Holder of any securities of the Partnership, then such selling Holder shall have the right to require, acting reasonably, (i) the insertion therein of language, in form and substance satisfactory to such selling Holder, to the effect that the holding by such selling Holder of such securities is not to be construed as a recommendation by such selling Holder of the investment quality of the Partnership’s securities covered thereby and that such holding does not imply that such selling Holder will assist in meeting any future financial requirements of the Partnership, or (ii) in the event that such reference to such selling Holder by name or otherwise is not in the judgment of the Partnership, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or United States securities law then in force, the deletion of the reference to such selling Holder.
          (t) Take all such other actions as the underwriters, if any, and (i) a majority-in-interest of the Initiating Holders if the registration is pursuant to Section 2 or (ii) a majority-in-interest of the selling holders in all other cases reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or combination of shares).
     Section 6. No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

     Section 7. Indemnification; Contribution.
          (a) To the extent permitted by law, the Partnership will indemnify each Holder, each of its officers, directors, members and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages, liabilities and judgments (or actions, proceedings or settlements, if such settlements are effected with the written consent of the Partnership, in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Partnership of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Partnership, and will reimburse each such Holder, each of its officers, directors, members and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, action or proceeding; provided, however, that the Partnership will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Partnership by such Holder or underwriter and stated to be specifically for use therein, and provided, further, that the Partnership shall not be liable to the extent that any such loss, claim, damage, liability, expense or action arises out of such person’s failure to send or give a copy of the final prospectus or supplement to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus or supplement.
          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly indemnify the Partnership, each of its directors, officers and controlling persons, and each underwriter, if any, of the Partnership’s securities covered by such a registration statement, each person who controls the Partnership or such underwriter within the meaning of the Securities Act or the Exchange Act or the rules and regulations thereunder, each other Holder and Other Partner (if and to the extent such Other Partner has agreed to indemnify the Holders as set forth in this clause (b)) including Registrable Securities and other securities in the securities as to which such registration, qualification or compliance is being effected, and each of their officers, directors, members and partners, and each person controlling such Holder or Other Partner, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Partnership and such Holders, Other Partners, directors, officers, members, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, action or proceeding, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Partnership by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each such Holder hereunder shall be limited to an amount equal to the net proceeds to each such Holder of securities sold as contemplated herein.
          (c) Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable expenses of such defense. Such Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party has agreed to pay such fees and expenses or (b) the Indemnifying Party fails promptly to assume the defense of such action or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party (or an affiliate of the Indemnifying Party), and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party and such counsel reasonably determines that it is inappropriate for such counsel to represent both the Indemnifying Party (or such affiliate of the Indemnifying Party) and the Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party). Notwithstanding the foregoing, the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the fees and expenses of more than one separate firm of attorneys (together in each case with appropriate local counsel) as to all Indemnified Parties. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure to notify materially adversely affects the Indemnifying Party’s ability to defend such action.

No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
          (d) If the indemnification provided for in this Section 7 shall for any reason be unenforceable by an Indemnified Party, although otherwise available in accordance with its terms, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages, liabilities or expenses with respect to which such Indemnified Party has claimed indemnification, in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Indemnifying Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Indemnifying Party or the Indemnified Party, and such parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Partnership and each Holder agree that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into account such equitable considerations. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any action or claim which is the subject hereof before the Indemnifying Party assumes the defense thereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.
          (e) Anything to the contrary contained in this Section 7 notwithstanding, no Holder shall be liable for any indemnification or contribution in excess of the net proceeds received by it from any sale of Registrable Securities which has been registered hereunder.
     Section 8. Obligations of Holder.
          (a) Each Holder of Registrable Securities included in any registration shall furnish to the Partnership such information regarding such Holder and the distribution proposed by such Holder as the Partnership may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.
          (b) Each Holder of the Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Partnership pursuant to Section 5(e), such Holder will forthwith discontinue such Holder’s disposition of Registered Securities pursuant to the registration statement relating to such Registered Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(e) and, if so directed by the Partnership, will deliver to the Partnership (at the Partnership’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registered Securities at the time of receipt of such notice.
     Section 9. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit a Holder to sell securities of the Partnership to the public without registration, the Partnership agrees to:
          (a) Use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times following the effective date of the first registration under the Securities Act filed by the Partnership for an offering of its securities to the general public;
          (b) Use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at any time following registration of any of its securities under the Securities Act or Exchange Act; and
          (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Partnership as to its compliance with the reporting requirements of Rule 144 (at any time following the Initial Public Offering), and of the Securities Act and the Exchange Act following registration of any of its securities under the Securities Act or Exchange Act, a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.
     Section 10. Transfer or Assignment of Registration Rights. The rights granted to the Investors by the Partnership under this Agreement may be transferred or assigned by such party to a transferee or assignee of any of such party’s Registrable Securities; provided, that such transfer or assignment of Registrable Securities was permitted under the Agreement of Limited Partnership of the Partnership as then in effect; provided, further, that the transferee or assignee of such rights assumes the obligations of such party under this Agreement. The Partnership must be given written notice by such party at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned;
     Section 11. “Market Stand-off” Agreement.
          (a) Each Holder agrees, if requested by the Partnership and an underwriter of Units (or other securities) of the Partnership, not to sell or otherwise transfer or dispose of any Units (or other securities) of the Partnership (other than those registered) held by such Holder during the period required by such underwriter (up to a maximum of seven days) before and (up to a maximum of 180 days) following the effective date of a registration statement of the Partnership filed under the Securities Act without the prior consent of such underwriter; provided that such underwriter requests all other holders of securities of the Partnership and all officers and directors of the Partnership to enter into similar agreements.
          (b) In the event of an underwritten public offering of Registrable Securities pursuant to Section 2 hereof, the Partnership agrees, if requested by the underwriter(s) of such offering, not to sell in the public market any Units (or other securities convertible into or exchangeable or exercisable for Units) of the Partnership (other than those included in such underwritten public offering in accordance with this Agreement) during the period required by such underwriter following the effective date of the registration statement relating to such offering filed under the Securities Act without the prior consent of such underwriter, provided, however, that such period shall not exceed 180 days (the “Lock-Up Period”). If the Partnership sells any Units (or other securities convertible into or exchangeable or exercisable for Units) other than in the public market during the Lock-Up Period (but excluding any issuances to employees or consultants), if requested by such underwriter, the Partnership shall require any person to which it sells such Units to agree to restrictions on the transfer of such securities during the Lock-Up Period similar to the restrictions agreed to by other holders of securities of the Partnership in connection with such underwritten public offering.
          (c) Such agreement shall be in writing in a form reasonably satisfactory to the Partnership and such underwriter. The Partnership may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said period.
     Section 12. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without application of the conflicts of laws principles thereof.
     Section 13. Successors and Assigns; No Third Party Beneficiaries. This Agreement shall be binding upon, and inure to the benefit of, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement is not intended to confer any right or remedy on any person who is not a Holder, other than the General Partner or the Partnership.

     Section 14. Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which conflict with, or may have related to the subject matter hereof in any way. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Partnership and a majority-in-interest of the Holders. Notwithstanding the foregoing, no amendment, modification, supplement or waiver of, or departure from this Section 14 shall be effective without the written consent of all the Holders.
     Section 15. Attorney’s Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney’s fees in addition to any other available remedy.
     Section 16. Notices, etc. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex, facsimile transmission or telegraphic communication, by recognized overnight courier marked for overnight delivery, or by registered or certified mail, postage prepaid, addressed to the Investors as indicated on Schedule 1 attached hereto or at such other address as such persons shall have furnished to the Partnership in writing and to the Partnership at 1013 Centre Road, Wilmington, Delaware 19805, fax (904) 281-6145, or such other addresses as shall be furnished by like notice by such party. All such notices and communications shall, when telexed (provided the correct answerback has been received) or sent by facsimile transmission (and receipt thereof is confirmed) or telegraphed, be effective when telexed, faxed or delivered to the telegraph company, respectively, or if sent by nationally recognized overnight courier service or if mailed, be effective when received.
     Section 17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner so as to be effective and valid under applicable law, but if any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. If any provision contained in this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable as written, a court of competent jurisdiction shall, at any party’s request, reform the terms of this Agreement to the extent necessary to cause such otherwise invalid provisions to be enforceable under applicable law.
     Section 18. Titles and Subtitles. The titles of the sections, paragraphs and sub-paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     Section 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first written above.

ALLIANCE CAPITAL PARTNERS, L.P.

By:	Alliance Capital Partners, Inc., its general partner

By:	/s/ Robert M. Clements

Name:	Robert M. Clements
Title:	Chairman and Chief Executive Officer

ARENA CAPITAL INVESTMENT FUND, L.P.

By:	Arena Equity Partners, LLC
Its General Partner

	By: Name:	/s/ Sunil Khanna Sunil Khanna
	Title:	Managing Member

LOVETT MILLER VENTURE PARTNERS III, LIMITED PARTNERSHIP

By:	Lovett Miller Venture Fund III, LLC,
its General Partner

By:

W. Scott Miller
Managing Director
Amended and Restated Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first written above.

ALLIANCE CAPITAL PARTNERS, L.P.

By:	Alliance Capital Partners, Inc., its general partner

	By: Name:	Robert M. Clements
	Title:	Chairman and Chief Executive Officer

ARENA CAPITAL INVESTMENT FUND, L.P.

By:	Arena Equity Partners, LLC
Its General Partner

By: Name:
	Title:	Managing Member

LOVETT MILLER VENTURE PARTNERS III, LIMITED PARTNERSHIP

By:	Lovett Miller Venture Fund III, LLC,
its General Partner

By:	/s/ W. Radford Lovett II

W. Radford Lovett II
Managing Director

LOVETT MILLER VENTURE FUND II, LIMITED PARTNERSHIP
By:	Lovett Miller Venture Partners II, LLC,
its General Partner

By:	/s/ W. Radford Lovett II

W. Radford Lovett II
Managing Director

SCHEDULE 1
Arena Capital Investment Fund, LP
540 Madison Avenue, 25th Floor
New York, NY 10022
Fax: (212) 885-8585
Lovett Miller Venture Partners III, Limited Partnership
One Independent Drive, Suite 1600
Jacksonville, FL 32202
Fax: (904) 634-0633
Lovett Miller Venture Fund II, Limited Partnership
One Independent Drive, Suite 1600
Jacksonville, FL 32202
Fax: (904) 634-0633